SCHEDULE II

                   INFORMATION WITH RESPECT TO
       TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
         SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                  SHARES PURCHASED         AVERAGE
       DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WEIDER NUTRITION INT

 GAMCO INVESTORS, INC.
      11/18/04          266,300-             * DO
      11/16/04           40,000             4.5000
      11/16/04           20,000-            4.5000
      11/16/04           20,000             4.5000
      11/16/04           60,000-            4.5000
      11/16/04           40,000             4.5000
      11/16/04           20,000-            4.5000
      11/16/04            3,000-             * DO
      10/19/04            4,000-            4.4505
      10/19/04            2,000             4.4505
      10/15/04            2,000-            4.3815
      10/08/04            1,000-             * DO
      10/04/04            5,000-            4.7116
      10/04/04            2,500-             * DO



  (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
       ON THE NYSE.

  (2) PRICE EXCLUDES COMMISSION.